UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.02	Unregistered Sales of Equity Securities.

On December 11, 2017, Minerva Neurosciences, Inc., or the Company, issued inducement awards in the form of an option to purchase 775,000 shares of the Company’s common stock, par value $0.0001 per share and a restricted stock unit award to acquire 40,000 shares of the Company’s common stock, to Rick Russell in connection with his appointment as the Company’s President. The Compensation Committee of the Company’s Board of Directors, or the Compensation Committee, granted the inducement awards to Mr. Russell outside of, but subject to the terms generally consistent with, the Company’s 2013 Equity Incentive Plan, as amended, or the 2013 Plan, as a material inducement to Mr. Russell’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4).

The inducement awards are exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder. The Company intends to file a registration statement on Form S-8 with the Securities and Exchange Commission to register the shares underlying the inducement awards.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of the inducement award to Mr. Russell is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On December 11, 2017, the Company announced the appointment of Mr. Russell as the Company’s President, effective immediately.

Prior to joining the Company, Mr. Russell, age 53, served as chief executive officer of Ares Allergy Holdings, where he led three operating companies focused on allergy immunotherapy. During his tenure, these companies grew from market leaders in the U.S. to become a unified global leader and innovator, GREER Laboratories. Subsequently, he led the successful merger of GREER with Stallergenes, a European based company, to create Stallergenes Greer, a fully integrated global biopharmaceutical company headquartered in London and specializing in the diagnosis and treatment of respiratory allergies through immunotherapy. Previously, Mr. Russell was executive vice president and chief commercial officer at Sunovion (formerly Sepracor), executive vice president, neurodegenerative diseases and rheumatology, US, for EMD Serono and vice president, marketing at Sanofi-Aventis. Mr. Russell holds a B.A. in chemistry from Bates College and an M.S. in organic chemistry from the University of New Hampshire.

Mr. Russell does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Russell and any other person pursuant to which Mr. Russell was selected to serve as the Company’s President. There are no relationships or transactions between Mr. Russell and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

Offer Letter and Other Compensatory Arrangements

In connection with his appointment as the Company’s President, the Company and Mr. Russell entered into an offer letter, or the Offer Letter, setting forth the terms of Mr. Russell’s employment with the Company. The Offer Letter does not provide for a specified term of employment and Mr. Russell’s employment is on an at-will basis, subject to the payment of severance in certain circumstances as described below.

Under the Offer Letter, Mr. Russell will receive an initial base salary of $475,000, which is subject to an annual performance review by the Compensation Committee. In addition, Mr. Russell will be eligible to receive an annual discretionary performance bonus for each calendar year during which he is employed under the Offer Letter. The target amount of the performance bonus will be equal to 50% of Mr. Russell’s then-current base salary, with the actual bonus amount for the applicable calendar year to be recommended annually by the Compensation Committee for formal Board approval. Mr. Russell is also eligible to participate in the Company’s employee benefit, welfare and other plans generally available to the other executives of the Company, as may be maintained by the Company from time to time. In connection with his appointment, it is expected that Mr. Russell will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.10 to the Company’s Annual Report on Form 8-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 13, 2017.

In addition, Mr. Russell will be paid a one-time signing bonus of $100,000 on the first administratively practicable payroll date following today. Mr. Russell will need to repay the signing bonus if he resigns his employment without Good Reason (as defined in the Offer Letter) of if the Company terminates him for Cause (as defined in the Offer Letter) within the first year of his employment.

Pursuant to the terms of the Offer Letter, if Mr. Russell is terminated by the Company for a reason other than retirement, death, disability or Cause (as defined in the Offer Letter), or if Mr. Russell terminates his employment for Good Reason (as defined in the Offer Letter), then Mr. Russell will be entitled to receive a severance payment equal to the continued payment of twelve months of Mr. Russell’s annualized base salary at the time of termination. In addition, in the event of a termination by the Company for a reason other than Cause, the Company will continue to pay the pro-rata portion of his annual bonus for the year of such termination (assuming that the annual bonus is equal to 50% of his base salary at the time of termination).

In addition, pursuant to the terms of the Offer Letter, if Mr. Russell terminates his employment for any or no reason within the five (5) day period following the eighteen-month anniversary of his start date, he will be entitled to continued payment of his base salary for six (6) months. Mr. Russell is only entitled to this benefit if he has provided eighteen months of continuous service to the Company prior to resigning within the specified time period.

Furthermore, pursuant to the terms of the Offer Letter, if Mr. Russell is terminated by the Company without Cause (as defined in the Offer Letter) or if he terminates his employment for Good Reason (as defined in the Offer letter) within twelve months immediately following a Change in Control (as defined in the Offer Letter), then Mr. Russell will be entitled to receive a severance payment equal to the continued payment of twelve months of Mr. Russell’s annualized base salary at the time of termination as well as a payment equal to the full annual bonus for the performance year in which his termination occurs, payable as a lump sum.

As a material inducement to Mr. Russell’s acceptance of employment with the Company, the Compensation Committee approved the grant to Mr. Russell of an option to purchase 775,000 shares of the Company’s common stock and a restricted stock unit award to acquire 40,000 shares of the Company’s common stock, or the Inducement Awards, with a per share exercise price equal to $6.05, the closing price of the Company’s common stock on the NASDAQ Global Market on the grant date of December 11, 2017. The Inducement Awards have a ten-year term. The option will vest with respect to one-fourth of the shares subject to the option on the first anniversary of the grant date and with respect to remaining three-fourths in 12 quarterly installments over the next three years, subject to Mr. Russell’s continuous service with the Company through each applicable vesting date and potential vesting acceleration under certain circumstances pursuant to the terms of the Offer Letter. The restricted stock unit award will vest over four years, in four equal annual installments starting on the first anniversary of the grant date, subject to Mr. Russell’s continuous service with the Company through each applicable vesting date and potential vesting acceleration under certain circumstances pursuant to the terms of the Offer Letter.

The Inducement Awards are being granted outside of the 2013 Plan, but are subject to a stand-alone inducement award option agreement and an inducement award restricted unit grant agreement, or the Inducement Award Agreements, with terms generally consistent with the 2013 Plan, as a material inducement to Mr. Russell’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). In the event that Mr. Russell’s employment is terminated without Cause (as such term is defined in the Offer Letter) or he terminates his employment without Good Reason (as such term is defined in the Offer Letter), then the unvested shares subject to the Inducement Awards that would have vested during the twelve-month period immediately following the date of termination shall vest and become immediately exercisable in full. In addition, in the event of an Change in Control (as defined in the Inducement Award Agreements), and the termination of Mr. Russell’s employment without Cause (as such term is defined in the Offer Letter) or his termination without Good Reason (as such term is defined in the Offer Letter) within twelve (12) months following the occurrence of a Change of Control, then all remaining unvested shares subject to the Inducement Awards shall vest and become immediately exercisable in full.

The foregoing descriptions of the Offer Letter and the Inducement Award Agreements are not complete and are qualified in their entireties by reference to the full texts of the Offer Letter and the Inducement Award Agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

A copy of the Company’s press release announcing Mr. Russell’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Resignation of Remy Luthringer as President

Concurrently with the appointment of Mr. Russell as the Company’s President, Remy Luthringer resigned as President of the Company, effective immediately. Dr. Luthringer will remain as the Company’s Chief Executive Officer. There is no dispute between Dr. Luthringer and the Company with respect to any financial reporting matters, compliance or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter by and between Minerva Neurosciences, Inc. and Rick Russell

10.2	New Hire Inducement Stock Option Grant by and between Minerva Neurosciences, Inc. and Rick Russell

10.3	New Hire Inducement Restricted Stock Unit Grant by and between Minerva Neurosciences, Inc. and Rick Russell

99.1	Press release dated December 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Geoffrey Race
Name:	Geoffrey Race
Title:	Executive Vice President, Chief Financial Officer and Chief Business Officer

Date: December 11, 2017